Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

Horizon Quantum Holdings Pte Ltd

29 Media Cir. #05-22

Singapore, 138565

We hereby consent to the incorporation by reference in this Form F-4 to be filed on or about March 25, 2026 of our report dated October 21, 2025, relating to the individual financial statements of Rose Holdco Pte Limited, incorporated by reference in the Registration Statement for the period ended 31 August 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

March 25, 2026

PKF Littlejohn LLP, Chartered Accountants. A list of members’ names is available at the address below. PKF Littlejohn LLP is a limited liability partnership registered in England and Wales No. OC342572. Registered office at 15 Westferry Circus,
London E14 4HD. PKF Littlejohn LLP is a member of PKF Global, the network of member firms of PKF International Limited, each of which is a separate and independent legal entity and does not accept any responsibility or liability for the actions or
inactions of any individual member or correspondent firm(s).	PKF Littlejohn LLP 15 Westferry Circus Canary Wharf, London E14 4HD T: +44 (0)20 7516 2200 pkf-l.com